Exhibit 99.1

Global Payments Reports First Quarter 2025 Results

May 6, 2025

•First quarter 2025 GAAP diluted earnings per share (EPS) of $1.24, an increase of 2%, and adjusted EPS including share-based compensation expense of $2.69, an increase of 11% constant currency. Adjusted EPS excluding share-based compensation expense of $2.82
•First quarter 2025 GAAP revenue of $2.41 billion, approximately flat, and adjusted net revenue of $2.20 billion, an increase of 5% constant currency ex-dispositions
•Reaffirms outlook for 2025
•Accelerates long-term growth strategy and unlocks shareholder value with previously announced agreements to acquire Worldpay and divest Issuer Solutions

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2025.

"We delivered solid financial results this quarter, reflecting the resilience of our business and consistent execution of our strategic priorities, despite incremental economic uncertainty during the period,” said Cameron Bready, chief executive officer. "As importantly, we continue to make meaningful progress on our operational transformation initiatives, which are enhancing our efficiency, streamlining our business, elevating client experiences and positioning us for long-term success.”

Bready continued, “The agreements we announced in April to acquire Worldpay and divest Issuer Solutions will sharpen our focus and accelerate our strategy. We have a tremendous opportunity to drive substantial revenue and cost synergies from the transaction as we amplify our collective go-to-market strengths and simplify our business to become a pure play merchant solutions provider with significantly expanded capabilities, extensive scale and greater market access. The transaction will drive an enhanced financial profile for the combined enterprise and unlock long-term value for our shareholders.

"The realignment of our operating model and business structure, together with our transformation will position us with a strong foundation to integrate Worldpay. We are excited about the upcoming launch of Genius later this month, and are continuing to implement our salesforce of the future initiative. Additionally, our unified technology organization is already delivering improved speed to market for new products and enhanced productivity, while providing the scalability, reliability and security that have long been hallmarks of our business.”

Exhibit 99.1
Bready concluded, “As we look ahead, we are more confident than ever that we are taking the right steps to reach our goal of becoming the worldwide partner of choice for commerce solutions.”

First Quarter 2025 Summary
•GAAP revenues were $2.41 billion, compared to $2.42 billion in 2024; diluted EPS were $1.24, compared to $1.22 in the prior year; and operating margin was 19.5%, compared to 18.7% in the prior year.
•Adjusted net revenues increased 1% (5% constant currency excluding dispositions) to $2.20 billion, compared to $2.18 billion in the first quarter of 2024.
•Adjusted EPS including share-based compensation expense increased 9% (11% constant currency) to $2.69, compared to $2.46 in the first quarter of 2024; adjusted EPS excluding share-based compensation expense of $2.82.
•Adjusted operating margin expanded 70 basis points to 42.4%.

2025 Outlook
“We are pleased with our positive start to the year, which included constant currency growth for both our Merchant and Issuer businesses, excluding dispositions, consistent with where we exited 2024 despite heightened market volatility," said Josh Whipple, chief financial officer.

Whipple continued, "For the full year 2025, we continue to expect constant currency adjusted net revenue growth to be in a range of 5% to 6%, excluding dispositions, and constant currency adjusted earnings per share growth to be in a range of 10% to 11%. Annual adjusted operating margin is expected to expand 50 basis points, excluding dispositions.”

Whipple concluded, “Our outlook reflects the progress we are making on our transformation plan and a macro backdrop consistent with the current environment. The strategic initiatives we are undertaking this year give us confidence in our ability to quickly and fully integrate Worldpay and realize the synergy benefits we outlined, providing us greater conviction in our medium-term guidance and ability to accelerate our long-term revenue growth.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on June 27, 2025 to shareholders of record as of June 13, 2025.

Conference Call
Global Payments’ management will host a live audio webcast today, May 6, 2025, at 7:30 a.m. ET to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at

Exhibit 99.1
investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures. The company is unable to address the probable significance of the unavailable information.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning North America, Europe, Asia Pacific and Latin America. For more information, visit company.globalpayments.com and follow Global Payments on X, LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and geographies in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding future financial and operating results, including revenue, earnings

Exhibit 99.1
estimates, liquidity, and deleveraging plans, management’s expectations regarding future plans, objectives and goals; market and growth opportunities; capital available for allocation; the effects of general economic conditions on our business; statements about the strategic rationale and anticipated benefits of acquisitions or dispositions, including future financial and operating results, and the successful integration of our acquisitions; statements about the completion of anticipated benefits and strategic or operational initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “could,” “should,” “will,” “would,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the transaction agreements for the divestiture of the Company’s Issuer Solutions business and the acquisition of Worldpay (collectively, the “Transaction”); the outcome of any legal proceedings that may be instituted against Worldpay, Global Payments, or its directors; the ability to obtain regulatory approvals and meet other closing conditions for the Transaction on a timely basis or at all, including the risk that regulatory approvals required for the Transaction are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect Global Payments following the Transaction or the expected benefits of the Transaction; risks related to the financing in connection with the Transaction; difficulties and delays in integrating the Worldpay business into that of Global Payments, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the Transaction when expected or at all, business disruptions from the proposed transaction that will harm Global Payments’ or Worldpay’s businesses, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction, including as it relates to Global Payments’ or Worldpay’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of Global Payments or Worldpay to retain and hire key personnel; the diversion

Exhibit 99.1
of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of Global Payments following the Transaction, including the dilution caused by Global Payments’ issuance of additional shares of its common stock in connection with the Transaction; the continued availability of capital and financing; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effects of a security breach or operational failure on our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; difficulties, increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024	% Change

Revenues	$2,412,098	$2,420,187	(0.3)%

Operating expenses:
Cost of service	921,195	922,390	(0.1)%
Selling, general and administrative	1,024,011	1,045,545	(2.1)%
Gain on business disposition	(3,993)	—	nm
	1,941,213	1,967,935

Operating income	470,885	452,252	4.1%

Interest and other income	39,389	35,928	9.6%
Interest and other expense	(157,110)	(162,147)	(3.1)%
	(117,721)	(126,219)

Income before income taxes and equity in income of equity method investments	353,164	326,033	8.3%
Income tax expense	58,678	19,382	202.7%
Income before equity in income of equity method investments	294,486	306,651	(4.0)%
Equity in income of equity method investments, net of tax	18,286	16,411	11.4%
Net income	312,772	323,062	(3.2)%
Net income attributable to noncontrolling interests	(7,038)	(9,755)	(27.9)%
Net income attributable to Global Payments	$305,734	$313,307	(2.4)%

Earnings per share attributable to Global Payments:
Basic earnings per share	$1.24	$1.22	1.6%
Diluted earnings per share	$1.24	$1.22	1.6%

Weighted-average number of shares outstanding:
Basic	246,749	256,926
Diluted	247,160	257,588

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024	% Change

Adjusted net revenue	$2,204,828	$2,183,939	1.0%

Adjusted operating income	$933,888	$909,505	2.7%

Adjusted net income attributable to Global Payments	$665,291	$634,188	4.9%

Adjusted diluted earnings per share attributable to Global Payments	$2.69	$2.46	9.3%

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See Schedule 6 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedule 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measure, and Schedule 8 for a discussion of non-GAAP financial measures.

All non-GAAP results now include the impact of share-based compensation expense and prior period non-GAAP results have been recast to reflect this change.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2025		March 31, 2024		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,808,687	$1,691,854	$1,834,094	$1,683,384	(1.4)%	0.5%
Issuer Solutions	620,730	528,815	602,735	515,610	3.0%	2.6%
Intersegment eliminations	(17,319)	(15,841)	(16,642)	(15,055)	(4.1)%	(5.2)%
	$2,412,098	$2,204,828	$2,420,187	$2,183,939	(0.3)%	1.0%

Operating income (loss):
Merchant Solutions	$614,102	$808,953	$580,438	$790,413	5.8%	2.3%
Issuer Solutions	109,318	244,944	106,097	241,401	3.0%	1.5%
Corporate	(256,528)	(120,010)	(234,283)	(122,310)	(9.5)%	1.9%
Gain on business disposition	3,993	—	—	—	nm	nm
	$470,885	$933,888	$452,252	$909,505	4.1%	2.7%

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See Schedule 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 8 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$2,896,024	$2,538,416
Accounts receivable, net	1,112,308	1,081,740
Settlement processing assets	1,836,890	1,620,921
Prepaid expenses and other current assets	893,338	795,593
Total current assets	6,738,560	6,036,670
Goodwill	26,417,195	26,286,318
Other intangible assets, net	8,668,020	8,931,943
Property and equipment, net	2,352,656	2,277,593
Deferred income taxes	105,694	106,083
Notes receivable	788,075	772,297
Other noncurrent assets	2,545,906	2,479,351
Total assets	$47,616,106	$46,890,255

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Settlement lines of credit	$727,975	$503,407
Current portion of long-term debt	1,180,408	1,075,708
Accounts payable and accrued liabilities	2,925,073	3,079,924
Settlement processing obligations	2,307,400	1,593,675
Total current liabilities	7,140,856	6,252,714
Long-term debt	15,014,421	15,164,659
Deferred income taxes	1,770,186	1,832,996
Other noncurrent liabilities	666,070	623,319
Total liabilities	24,591,533	23,873,688
Commitments and contingencies
Redeemable noncontrolling interests	166,791	160,623
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at March 31, 2025 and December 31, 2024; 245,361,590 shares issued and outstanding at March 31, 2025 and 248,708,899 shares issued and outstanding at December 31, 2024	—	—
Paid-in capital	17,678,643	18,118,942
Retained earnings	5,019,346	4,774,736
Accumulated other comprehensive loss	(449,646)	(612,992)
Total Global Payments shareholders’ equity	22,248,343	22,280,686
Nonredeemable noncontrolling interests	609,439	575,258
Total equity	22,857,782	22,855,944
Total liabilities, redeemable noncontrolling interests and equity	$47,616,106	$46,890,255

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024

Cash flows from operating activities:
Net income	$312,772	$323,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	122,839	117,919
Amortization of acquired intangibles	329,269	343,217
Amortization of capitalized contract costs	34,424	32,883
Share-based compensation expense	39,740	40,117
Provision for operating losses and credit losses	19,950	19,409
Noncash lease expense	14,162	15,397
Deferred income taxes	(70,737)	(111,886)
Paid-in-kind interest capitalized to principal of notes receivable	(19,499)	(17,694)
Equity in income of equity method investments, net of tax	(18,286)	(16,411)
Distributions received on investments	7,512	—
Gain on business disposition	(3,993)	—
Other, net	19,338	12,075
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(36,734)	50,934
Prepaid expenses and other assets	(93,552)	(120,774)
Accounts payable and other liabilities	(102,081)	(158,669)
Net cash provided by operating activities	555,124	529,579
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(49,886)	(2,557)
Capital expenditures	(127,577)	(145,441)
Payment received on notes receivable	4,375	—
Net cash used in investing activities	(173,088)	(147,998)
Cash flows from financing activities:
Changes in funds held for customers	(58,461)	(88,573)
Changes in settlement processing assets and obligations, net	479,153	(24,689)
Net borrowings from settlement lines of credit	223,216	133,228
Net borrowings (repayments) from commercial paper notes	867,582	(1,093,043)
Proceeds from long-term debt	1,551,000	4,609,000
Repayments of long-term debt	(2,546,613)	(2,628,548)
Payments of debt issuance costs	—	(29,391)
Repurchases of common stock	(446,286)	(800,048)
Proceeds from stock issued under share-based compensation plans	6,340	11,031
Common stock repurchased - share-based compensation plans	(36,006)	(41,140)
Distributions to noncontrolling interests	(10,327)	(4,748)
Proceeds and contributions from noncontrolling interests	—	89
Purchase of capped calls related to issuance of convertible notes	—	(256,250)
Dividends paid	(61,124)	(63,616)
Net cash used in financing activities	(31,526)	(276,698)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	61,790	(34,035)
Increase in cash, cash equivalents and restricted cash	412,300	70,848
Cash, cash equivalents and restricted cash, beginning of the period	2,735,975	2,256,875
Cash, cash equivalents and restricted cash, end of the period	$3,148,275	$2,327,723

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2025
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,412,098	$(207,270)	$—	$—	$2,204,828

Operating income	$470,885	$294	$462,709	$—	$933,888

Net income attributable to Global Payments	$305,734	$294	$459,742	$(100,479)	$665,291

Diluted earnings per share attributable to Global Payments	$1.24				$2.69

Diluted weighted-average shares outstanding	247,160				247,160

	Three Months Ended March 31, 2024
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,420,187	$(236,248)	$—	$—	$2,183,939

Operating income	$452,252	$462	$456,791	$—	$909,505

Net income attributable to Global Payments	$313,307	$462	$453,449	$(133,030)	$634,188

Diluted earnings per share attributable to Global Payments	$1.22				$2.46

Diluted weighted-average number of shares outstanding	257,588				257,588

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2025 and 2024, net revenue adjustments also included $0.3 million and $0.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended March 31, 2025, earnings adjustments to operating income included $329.3 million in cost of services (COS) and $137.4 million in selling, general and administrative expenses (SG&A). Adjustments to COS included amortization of acquired intangibles of $329.3 million. Adjustments to SG&A included acquisition, integration and separation expenses of $28.4 million, facilities exit charges of $4.7 million, charges for business transformation activities of $66.3 million, modernization charges of $9.3 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $10.4 million.

For the three months ended March 31, 2025, earnings adjustments to operating income also included the elimination of a $4.0 million gain on business dispositions.

For the three months ended March 31, 2024, earnings adjustments to operating income included $343.2 million in COS and $113.6 million in SG&A. Adjustments to COS consisted of amortization of acquired intangibles of $343.2 million. Adjustments to SG&A included acquisition, integration and separation expenses of $78.9 million, employee severance charges of $24.9 million, and other items of $9.8 million.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 6A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
SUPPLEMENTAL SCHEDULE EXCLUDING EFFECT OF SHARE-BASED COMPENSATION EXPENSE
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2025
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,412,098	$(207,270)	$—	$—	$2,204,828

Operating income	$470,885	$294	$501,313	$—	$972,492

Net income attributable to Global Payments	$305,734	$294	$498,347	$(107,968)	$696,407

Diluted earnings per share attributable to Global Payments	$1.24				$2.82

Diluted weighted-average number of shares outstanding	247,160				247,160

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2025 and 2024, net revenue adjustments also included $0.3 million and $0.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended March 31, 2025, earnings adjustments to operating income included $329.3 million in COS and $176.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $329.3 million. Adjustments to SG&A included share-based compensation expense of $38.6 million, acquisition, integration and separation expenses of $28.4 million, facilities exit charges of $4.7 million, charges for business transformation activities of $66.3 million, modernization charges of $9.3 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $10.4 million.

For the three months ended March 31, 2025, earnings adjustments to operating income also included the elimination of a $4.0 million gain on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended March 31, 2025
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,808,687	$(116,833)	$—	$1,691,854
Issuer Solutions	620,730	(91,915)	—	528,815
Intersegment eliminations	(17,319)	1,478	—	(15,841)
	$2,412,098	$(207,270)	$—	$2,204,828

Operating income (loss):
Merchant Solutions	$614,102	$(92)	$194,943	$808,953
Issuer Solutions	109,318	386	135,240	244,944
Corporate	(256,528)	—	136,518	(120,010)
Gain on business disposition	3,993	—	(3,993)	—
	$470,885	$294	$462,709	$933,888

	Three Months Ended March 31, 2024
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,834,094	$(150,710)	$—	$1,683,384
Issuer Solutions	602,735	(87,125)	—	515,610
Intersegment eliminations	(16,642)	1,587	—	(15,055)
	$2,420,187	$(236,248)	$—	$2,183,939

Operating income (loss):
Merchant Solutions	$580,438	$—	$209,975	$790,413
Issuer Solutions	106,097	462	134,843	241,401
Corporate	(234,283)	—	111,973	(122,310)
	$452,252	$462	$456,791	$909,505
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2025 and 2024, net revenue adjustments also included $0.3 million and $0.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended March 31, 2025, earnings adjustments to operating income included $329.3 million in COS and $137.4 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $329.3 million. Adjustments to SG&A included acquisition, integration and separation expenses of $28.4 million, facilities exit charges of $4.7 million, charges for business transformation activities of $66.3 million, modernization charges of $9.3 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $10.4 million.

For the three months ended March 31, 2025, earnings adjustments to operating income also included the elimination of a $4.0 million gain on business dispositions.

For the three months ended March 31, 2024, earnings adjustments to operating income included $343.2 million in COS and $113.6 million in SG&A. Adjustments to COS consisted of amortization of acquired intangibles of $343.2 million. Adjustments to SG&A included acquisition, integration and separation expenses of $78.9 million, employee severance charges of $24.9 million, and other items of $9.8 million.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2025 Growth
Revenues:
GAAP revenues	1%	to	2%
Adjustments(1)		0%
FX impact		~1%
Constant currency (CC) adj net revenue	2%	to	3%
Dispositions		~3%
CC adjusted net revenue excluding dispositions	5%	to	6%

Earnings Per Share:
GAAP diluted EPS	5%	to	6%
Adjustments(2)		~4%
FX impact		~1%
Constant currency adjusted EPS	10%	to	11%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)Adjustments to 2024 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $4.13, 3) acquisition, integration, and separation expense of $0.64, 4) charges for business transformation activities of $0.30, 5) employee termination benefits of $0.24, 6) non-cash charges for technology assets that will no longer be utilized under a revised technology architecture development strategy of $0.17, 7) modernization charges of $0.07, 8) non-cash asset write-offs for discontinued initiatives of $0.06, 9) facilities exit charges of $0.04, 10) gain/loss on business dispositions of $(0.83), 11) other income and expense of $(0.05), 12) discrete tax items of $0.04, 13) other items of $0.04, 14) the effect of noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income, and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, acquisition, integration and separation expense, gains or losses on business dispositions, business transformation activities, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue.